UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL COAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	65-0601272 (I.R.S. Employer Identification No.)
8915 George William Road Knoxville, Tennessee (Address of Principal Executive Offices)	37923 (Zip Code)

2004 National Coal Corp.
Option Plan
(Full Title of the Plan)

Daniel A. Roling
Chief Executive Officer
National Coal Corp.
8915 George Williams Road
Knoxville, Tennessee 37923
(Name and Address of Agent for Service)

(865) 690-6900
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Common Stock, par value $.0001 per share	387,500	$0.73	$282,875	$20.17

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices reported on August 10, 2010, as reported on the NASDAQ Global Market.

EXPLANATORY NOTE

National Coal Corp. (the “Registrant”) is filing this registration statement on Form S-8 to register 387,500 additional shares of Registrant’s common stock authorized for issuance under Registrant’s 2004 National Coal Corp. Option Plan, as amended (the “Plan”).

On May 19, 2004, Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-115649) (the “Initial Registration Statement”) relating to shares of Common Stock to be issued pursuant to the Plan.  On March 8, 2005, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-123184) (the “Second Registration Statement”).  On April 15, 2008, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333150257) (the “Third Registration Statement” and together with the Initial Registration Statement and Second Registration Statement, the “Prior Registration Statements”) relating to securities (a) of the same class as those to which the Initial Registration Statement relates and (b) to be issued pursuant to the Plan.  The Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and (b) to be issued pursuant to the Plan.  In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference into this registration statement to the extent not otherwise amended or superseded by the contents thereof.

On June 21, 2010, Registrant effected a 1-for-4 reverse split of its common stock for stockholders of record as of the close of business on June 21, 2010. The exercise price as well as the number of shares that can be issued pursuant to stock options and other awards granted under Registrant’s Plan, were proportionately adjusted to reflect the reverse stock split. The number of shares reserved for issuance under Registrant’s Plan were also reduced proportionately. All share amounts in this registration statement are based on the reverse stock split having been given effect.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents that Registrant has previously filed with the Commission are incorporated herein by reference:

           (a)           Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

           (b)           Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2010 and for the fiscal quarter ended June 30, 2010;

           (c)           Registrant’s Current Reports on Form 8-K filed on January 8, 2010, January 13, 2010, April 5, 2010, April 14, 2010, April 22, 2010, April 26, 2010, May 24, 2010, June 21, 2010, June 25, 2010, July 7, 2010 and July 14, 2010;

           (d)           All other reports filed pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Registrant’s latest Annual Report referred to in (a) above; and

           (e)           The   description  of  the  Common  Stock  of  the  Registrant contained in the Registrant's  Registration  Statement on Form 10-SB, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the  Securities  Exchange Act of 1934, as amended (the  "Exchange Act"),  subsequent to the date of this  Registration  Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit
Number         Description
3.1	Articles of Incorporation of National Coal Corp. dated August 8, 1995. Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

3.1.1	Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated August 10, 1995. Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

3.1.2	Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated January 4, 1996. Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

3.1.3
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated July 17, 2003, filed August 4, 2003.  Incorporated by reference to our Current Report on Form 8-K, filed August 7, 2003.

3.1.4
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated August 27, 2004, filed August 31, 2004. Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-120146).

3.1.5
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated January 10, 2005, filed January 12, 2005.  Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-120146).

3.1.6
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated June 21, 2010, filed June 21, 2010.  Incorporated by reference to our Current Report on Form 8-K, filed June 25, 2010.

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

10.1	Amended and Restated 2004 National Coal Corp. Option Plan (Revised June 21, 2010). Incorporated by reference to our Current Report on Form 8-K, filed June 25, 2010.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).

Item 6.  Indemnification of Directors and Officers.

Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our articles of incorporation, as amended, provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Under Florida law, we have the power to indemnify our directors and officers, and persons serving as officers, directors, employees or agents of another entity at our request, against claims arising in connection with their service to us except when an director's or officer's conduct involves:

•	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
•	deriving an improper personal benefit from a transaction;
•	voting for or assenting to an unlawful distribution; or
•	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

Article F of our bylaws provides that we will indemnify our directors and officers, as well as any directors, officers, employees or agents of another entity, for which such person serves at the request of National Coal, for monetary damages in civil actions if they have acted in good faith and held a reasonable belief that his or her actions were in the best interest of the Company, and in criminal actions or proceedings if such person has acted without reasonable ground for belief that such action was unlawful.

Notwithstanding anything to the contrary in our articles of incorporation or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to the management or policy of the Company, unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

•	a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;
•	a transaction from which the director derived an improper personal benefit;
•	an unlawful distribution;
•	in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or
•
in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We also maintain directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

Item 9.  Undertakings.

A.            The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)            to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

 (iii)            to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

 provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 11th day of August, 2010.

NATIONAL COAL CORP.
(Registrant)

By:         /s/ Les Wagner
Les Wagner
Acting Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Daniel A. Roling and Les Wagner as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Daniel Roling Daniel A. Roling	President, Chief Executive Officer and Director	August 11, 2010
/s/ Les Wagner Les Wagner	Acting Chief Financial Officer	August 11, 2010
/s/ Kenneth Scott Kenneth Scott	Chairman of the Board of Directors	August 11, 2010
/s/ Robert Heinlein Robert Heinlein	Director	August 11, 2010
/s/ Gerald Malys Gerald Malys	Director	August 11, 2010
/s/ Marc Solochek Marc Solochek	Director	August 11, 2010

EXHIBIT INDEX

Exhibit
Number         Description
3.1	Articles of Incorporation of National Coal Corp. dated August 8, 1995. Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

3.1.1	Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated August 10, 1995. Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

3.1.2	Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated January 4, 1996. Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

3.1.3
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated July 17, 2003, filed August 4, 2003.  Incorporated by reference to our Current Report on Form 8-K, filed August 7, 2003.

3.1.4
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated August 27, 2004, filed August 31, 2004. Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-120146).

3.1.5
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated January 10, 2005, filed January 12, 2005.  Incorporated by reference to our Registration Statement on Form SB-2 (File No. 333-120146).

3.1.6
Articles of Amendment to the Articles of Incorporation of National Coal Corp. dated June 21, 2010, filed June 21, 2010.  Incorporated by reference to our Current Report on Form 8-K, filed June 25, 2010.

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

10.1	Amended and Restated 2004 National Coal Corp. Option Plan (Revised June 21, 2010). Incorporated by reference to our Current Report on Form 8-K, filed June 25, 2010.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the Signature Page of this Registration Statement).